EXHIBIT 99.2

PALADIN CONSULTING, INC.

FINANCIAL STATEMENTS

YEARS ENDED SEPTEMBER 30, 2015 AND 2014

AND

INDEPENDENT AUDITORS' REPORT

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 PALADIN CONSULTING, INC.

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INDEPENDENT AUDITORS' REPORT

To the Stockholder

Paladin Consulting, Inc.

We have audited the accompanying financial statements of Paladin Consulting, Inc., which comprise the balance sheets as of September 30, 2015 and 2014, and the related statements of income and accumulated deficit and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paladin Consulting, Inc. as of September 30, 2015 and 2014 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

Marlton, New Jersey

March 15, 2016

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PALADIN CONSULTING, INC.

BALANCE SHEETS

	September 30,
	2015	2014
ASSETS
Current assets
Cash	$29,383	$2,860
Accounts receivable, net	2,063,123	3,847,784
Prepaid expenses and other current assets	95,454	60,582
Total current assets	2,187,960	3,911,226

Property and equipment - at cost, less accumulated depreciation and amortization	139,816	131,351
Other assets	18,249	18,249
	$2,346,025	$4,060,826

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities
Line of credit	$2,293,286	$3,554,824
Accounts payable	144,097	94,543
Accrued expenses	696,388	1,071,582
Short term debt	127,054	-
Current portion of deferred rent	34,369	13,463
Other current liabilities	73,159	143,219
Total current liabilities	3,368,353	4,877,631

Deferred rent	38,836	59,165
Total long-term liabilities	38,836	59,165

Commitments

Stockholder's deficit
Capital stock, $1 par value, 100,000 shares authorized and 3,000 shares issued and outstanding	3,000	3,000
Additional paid in capital	3,500	3,500
Accumulated deficit	(1,067,664)	(882,470)
	(1,061,164)	(875,970)
	$2,346,025	$4,060,826

See notes to financial statements.

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PALADIN CONSULTING, INC.

STATEMENTS OF INCOME AND ACCUMULATED DEFICIT

	Year Ended September 30,
	2015	2014

Net revenues
Consulting	$22,179,846	$27,255,390
Permanent placement	418,993	309,395
	22,598,839	27,564,785

Cost of revenues	17,870,444	22,058,426
Gross profit	4,728,395	5,506,359

Operating expenses
Selling, general and administrative expenses	4,309,755	4,775,215

Income from operations	418,640	731,144

Other income (expense)
Interest expense	(159,147)	(151,396)
Other expense	(25,744)	(73,156)
Net income	233,749	506,592

Accumulated deficit, beginning of year	(882,470)	(877,065)

Distributions, net	(418,943)	(511,997)
Accumulated deficit, end of year	$(1,067,664)	$(882,470)

See notes to financial statements.

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PALADIN CONSULTING, INC.

STATEMENTS OF CASH FLOWS

	Year Ended September 30,
	2015	2014
Cash flows from operating activities
Net income	$233,749	$506,592
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	72,716	51,992
Changes in assets and liabilities
Accounts receivable	1,784,661	(1,563,992)
Prepaid expenses and other current assets	(34,872)	13,418
Other assets	-	1,781
Accounts payable	49,554	(1,778)
Accrued expenses	(375,194)	(72,088)
Other current liabilities	(70,060)	(11,781)
Deferred rent	577	(13,508)
Net cash provided by (used in) operating activities	1,661,131	(1,089,364)

Cash flows from investing activities
Acquisition of property and equipment	(81,181)	(28,470)
Net cash used in investing activities	(81,181)	(28,470)

Cash flows from financing activities
Borrowing (repayments) on FCFC line of credit	-	(1,448,205)
Borrowing (repayments) on WF line of credit	(1,261,538)	3,081,855
Borrowing of short term notes	167,837	-
Repayments of short term notes	(40,783)	(3,816)
Stockholder's contributions	2,058,987	2,340,655
Stockholder's distributions	(2,477,930)	(2,852,652)
Net cash (used in) provided by financing activities	(1,553,427)	1,117,837

Net increase (decrease) in cash	26,523	3
Cash, beginning of year	2,860	2,857
Cash, end of year	$29,383	$2,860

Supplemental cash flow disclosures
Interest paid	$159,147	$151,396

See notes to financial statements.

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PALADIN CONSULTING, INC.

NOTES TO FINANCIAL STATEMENTS

1 – SUMMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Paladin Consulting, Inc. (the "Company") is incorporated in the state of Texas. The Company provides permanent and temporary professional services in and near several major U.S. cities to a diverse client base across various industries.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Revenue Recognition

Direct hire placement service revenues are recognized when applicants accept offers of employment, less a provision for estimated losses due to applicants not remaining employed for the Company's guarantee period. Contract staffing service revenues are recognized when services are rendered.

Refunds during the period are reflected in the statements of income as a reduction of revenue. Expected future refunds are reflected in the balance sheets as a reduction of accounts receivable and were approximately $15,087 and $11,715 as of September 30, 2015 and 2014, respectively.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company's cash balances are maintained at various banks. Balances are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. An allowance for placement fall-offs is recorded as a reduction of revenues, for estimated losses due to applicants not remaining employed for the Company's guarantee period. An allowance for doubtful accounts is recorded, as a charge to bad debt expense, where collection is considered to be doubtful due to credit issues. These allowances together reflect the Company's estimate of potential losses inherent in accounts receivable balances, based on historical loss and known factors impacting its customers. Management has determined that an allowance of $44,252 and $62,000 is required at September 30, 2015 and 2014, respectively. Expected future fall-offs and refunds are reflected in the balance sheet as a reduction of accounts receivable and were approximately $15,087 and $11,715 as of September 30, 2015 and 2014, respectively.

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PALADIN CONSULTING, INC.

NOTES TO FINANCIAL STATEMENTS

1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation is providing using the straight-line method over estimated useful life of one to ten years. Leasehold improvements are amortized over the shorter of the useful life of the related asset or the period of the lease.

Long-Lived Assets

The Company reviews the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the carrying values may no longer be appropriate. Recoverability of carrying values is assessed by estimating future net cash flows from the assets. Based on management's evaluations, no impairment charge was deemed necessary at September 30, 2015 and 2014. Impairment assessment inherently involves judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions. Future events and changing market conditions may impact management's assumptions as to sales prices, rental rates, costs, holding periods or other factors that may result in changes in the Company's estimates of future cash flows. Although management believes the assumptions used in testing for impairment are reasonable, changes in any one of the assumptions could produce a significantly different result.

Advertising Costs

Advertising costs, which are expensed as incurred, totaled approximately $44,376 and $77,937 for the years ended September 30, 2015 and 2014, respectively.

Income Taxes

The Company has elected S Corporation status for federal income tax purposes. Under these elections, the Company is not a taxpaying entity for federal income tax purposes and, accordingly, no provision has been made for such income taxes, except for a minimum state corporate business tax. The stockholder's allocable share of the Company's income or loss is reportable on their income tax returns.

Subsequent Events

These financial statements were approved by management and available for issuance on March 15, 2016. Management has evaluated subsequent events through this date.

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PALADIN CONSULTING, INC.

NOTES TO FINANCIAL STATEMENTS

2 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	September 30,
	2015	2014

Furniture and equipment	$355,970	$328,604
Computer equipment and software	364,677	314,651
Leasehold improvements	60,000	60,000
	780,647	703,255
Less - Accumulated depreciation and amortization	(640,831)	(571,904)
	$139,816	$131,351

Depreciation expense for the years ended September 30, 2015 and 2014 was $72,716 and $51,992, respectively.

3 – LINE OF CREDIT

Prior to October 1, 2013, the Company maintained a $5,000,000 revolving line of credit with First Community Financial Corporation ("FSFC"). The collateral on the line included accounts receivable and other assets as pledged by the Company. Interest was at the greater of prime rate plus 1% or 7.50%. On October 1, 2013, the Company paid off its line of credit with FCFC, with the proceeds noted below.

On October 1, 2013, the Company entered into a $5,000,000 revolving line of credit with Wells Fargo ("WF"). The line of credit has a borrowing base equal to 90% of eligible receivables less receivable reserves and indebtedness to Wells Fargo. The collateral on the line included the Company's accounts receivable. Interest is equal to the Daily One Month LIBOR plus 5% per annum. The interest rate at September 30, 2015 and 2014 was 5.19% and 5.16%, respectively. The WF Line of Credit was guaranteed by one of the Company's shareholders. The line of credit had certain financial covenants, which the Company was not in compliance with. As discussed in Note 8, the line of credit was paid off as part of the Stock Purchase Agreement.

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PALADIN CONSULTING, INC.

NOTES TO FINANCIAL STATEMENTS

 4 – SHORT TERM DEBT

	September 30,
	2015	2014
On June 6, 2015, the Company entered into a note payable with Funding Circle, payable in monthly installments of $13,274, including principal and interest. The note bears an interest rate of 11.24% per annum and matures on June 8, 2016. The note payable is collateralized by all Paladin's assets and by the owner's personal and non-affiliated business assets.	$112,500	$-

Note payable to Balboa Capital Corporation, payable in quarterly installments of $3,283, collateralized by the purchased computer equipment.	14,554	-
Short term debt	$127,054	$-

5 – LEASE COMMITMENTS

The Company leases office space in Houston, Texas, Dallas, Texas, and Sterling, Virginia, a suburb of Washington DC, at varying rental rates set in agreements through 2017, 2019, and 2017, respectively. Annual rent payments are exclusive of required payments for increases in real estate taxes and operating costs over base period amounts.

Total minimum future annual rentals, exclusive of real estate taxes and related costs, are approximately as follows:

Year Ending September 30,
2016	$217,200
2017	216,900
2018	165,100
2019	70,400
$669,600

Rent expense, including real estate taxes and related costs, for the years ended September 30, 2015 and 2014 aggregated approximately $209,717 and $246,692, respectively.

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PALADIN CONSULTING, INC.

NOTES TO FINANCIAL STATEMENTS

 6 – RETIREMENT PLAN

The Company has a 401(k) plan for all employees who have attained the age of 21 and completed one year of service. The Company, at its discretion, may make matching contributions and/or bonus contributions. Retirement plan expense was $109,305 and $98,445 for the years ended September 30, 2015 and 2014.

7 – MAJOR CUSTOMERS

The Company had major customers in each of the years presented. A major customer is defined as one that makes up ten-percent or more of total revenues in a particular year or has an outstanding accounts receivable balance as of the year end. Net revenues for the years ended September 30, 2015 and 2014 include revenues from major customers as follows:

	September 30,
	2015	2014

Customer A	42%	46%

Accounts receivable balances as of September 30, 2015 and 2014 from major customers are as follows:

	September 30,
	2015	2014

Customer A	28%	32%
Customer B	11%	*

__________

*- Below 10% not deemed a major customer

8 – SUBSEQUENT EVENTS

On January 1, 2016, the Company and the shareholder entered into a Stock Purchase Agreement with General Employment Enterprises ("GEE") to sell 100% of the outstanding stock of the Company. The purchase price was equal to $1,750,000 plus up to $1,000,000 in contingent promissory notes and earn-out payments of up to $1,250,000 less the Funding Circle Loan amount and the Net Working Capital Reduction amount. As part of the Stock Purchase Agreement, GEE repaid the remaining balance of the Wells Fargo line of credit.

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